CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (No. 333-283566) and in Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (No. 333-255058 and 811-07772) of our report dated April 15, 2025 relating to the statutory basis financial statements of Midland National Life Insurance Company and consent to the incorporation by reference in these Registration Statements of our report dated April 15, 2025 relating to the financial statements of each of the subaccounts of Midland National Life Insurance Company Separate Account C indicated in our report.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
July 18, 2025